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                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



NAME OF THE SUBSIDIARY                                     INCORPORATION
----------------------                                     -------------

Gelman Sciences Ltd.                                         England
Gelman Sciences Pty. Ltd.                                    Australia
Gelman Sciences Inc.                                         Canada
Gelman Ltd.                                                  Ireland
Gelman International Ltd.                                    Ireland
Gelman Sciences Technology, Ltd.                             Israel
Gelman Research and Development, Ltd.                        Israel
Gelman Italy S.r.l.                                          Italy
Gelman Sciences Japan, Ltd.                                  Japan
Gelman Sciences GmbH                                         Germany
Gelman Sciences S.A.                                         France
Microbe One Inc.                                             Michigan
Gelman Sciences International, Inc.                          Michigan
Micro Technologies Inc.                                      Michigan
Gelman Sciences Foreign Sales Corporation                    U.S. Virgin Islands